Exhibit 99.1


                    TECHNOLOGY RESEARCH CORPORATION

      2004 Charter of the Audit Committee of the Board of Directors


Purpose

        The purpose of the Audit Committee (the "Committee") of Technology Research Corporation (the "Company") is to represent and assist the Board of Directors (the "Board") in its oversight of (1) the integrity of the Company's financial reporting, (2) the independence, qualifications and performance of the Company's independent registered public accountants, and (3) the Company's compliance with legal and regulatory requirements. The Committee shall also prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement. In connection with the performance of its responsibilities the Committee may conduct investigations.

Members

        The Committee shall consist of at least three members of the Board who satisfy the independence requirements under the rules of the National Association of Securities Dealers, Inc. (the "NASD") and the Commission, as such requirements are interpreted by the Board in its business judgment. The Board shall designate one member as Chairperson or delegate to the Committee authority to designate a Chairperson. Each member of the Committee shall be financially literate and at least one member of the Committee shall be an "audit committee financial expert" as defined by the Commission.

Outside Advisors

        The Committee shall have the authority to retain such outside legal, accounting or other consultants or advisors as it determines appropriate to assist it in the performance of its functions, or to advise or inform the Committee. In the performance of its duties, the Committee may also meet with investment bankers and financial analysts. The Committee may request any Company officer or other employee or the Company's outside counsel or independent registered public accountants to attend Committee meetings or to meet with any members of, or consultants to, the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent registered public accountants and to any advisors retained by the Committee.

Duties and Responsibilities

        On behalf of the Board, the Committee shall, among its duties and responsibilities:

        1. Review and discuss with management and the independent registered public accountants the Company's annual audited financial statements, including the Company's disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations, significant issues and judgments regarding accounting and auditing principles and practices, and the effect of regulatory and accounting initiatives on the Company's financial statements, and recommend to the Board whether the financial statements should be included in the Company's annual reports to the Securities and Exchange Commission (the "SEC"). The review of the annual audited financial statements also includes a review of any transactions as to which management obtained a letter pursuant to Statement on Auditing Standards No. 50.

        2. Review and discuss with management and the independent registered public accountants the Company's quarterly financial statements, including the Company's disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations the results of the independent registered public accountants' review and recommend to the Board whether the financial statements should be included in the Company's quarterly report to the Securities and Exchange Commission (the "SEC").

        3. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent registered public accountants or management.

        4. Meet separately and periodically with management and the Company's independent registered public accountants to be made aware of and to discuss issues of relevance or concern to any such party.

        5. Assume direct responsibility on behalf of the Board for (a) the appointment, engagement, retention and compensation of the independent registered public accountants, (b) the oversight and evaluation of its activities in connection with the preparation and issuance of an audit report and any related activities; and (c) when deemed necessary, the termination and replacement of such independent registered public accountants.

        6. Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accountants and establish policies and procedures for the conduct of the independent registered public accountants in performing such services.

        7. Obtain and review, at least annually, a report by the independent registered public accountants describing (a) its internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting any audit conducted by the independent registered public accountants, and any steps taken to deal with any such issues; and (c) all relationships between the independent registered public accountants and the Company; and assessing whether the registered public accountants believe itself to be independent with regard to the activities to be performed for the Company.

        8. Discuss with the independent registered public accountants their report regarding independence.

        9. Meet with the independent registered public accountants prior to its commencement of the annual audit to review the scope and planning of the audit.

        10. Review with the independent registered public accountants the results of the annual audit examination, any issues that they may have encountered in the course of its audit activities, and management's responses, if any, to such issues. This review should include, among other things, any management letter, any restrictions on the scope of activities or access to required information, and changes required in the planned scope of the internal audit.

        11. Discuss the Company's earnings press releases and corporate policies with respect to earnings releases, as well as to financial information and earnings guidance provided to analysts and rating agencies and recommend to the Board whether the press releases should be filed with the Securities and Exchange Commission (the "SEC").

        12. Discuss policies with respect to risk assessment and risk management.

        13. Discuss with management and the independent registered public accountants their reviews of the Company's internal controls, including any significant deficiencies in such controls and any changes therein presented by the independent registered public accountants to the Committee or management, and the adequacy and effectiveness of the Company's disclosure controls and procedures.

        14. As applicable, review candidates for the positions of Company chief financial officer and controller.

        15. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, financial or auditing matters.

        16. Establish policies for nominating directors and hiring employees and former employees of the independent registered public accountants.

        17. Discuss with the Board the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

        18. Review with the Company's counsel and independent registered public accountants, as applicable, any (a) legal matters that may have a material impact on the financial statements, (b) accounting or compliance policies, and (3) any material reports or inquiries received from governmental agencies or Company employees that raise material issues regarding the Company's financial statements or its accounting or compliance policies.

        19. Review all related party transactions for potential conflict of interest situations and approve all related party transactions required to be disclosed under the rules and regulations of the SEC.

        20. Annually review this Charter and recommend any changes to the Board for approval.

        21. Annually assess the Committee's own performance and report the results to the Board for review.

Meetings

        The Committee shall meet at least four times per year, either in person or telephonically, and at such times and places as the Committee shall determine. The Committee shall periodically meet with the Company's chief financial officer and the independent registered public accountants in executive sessions. The Committee shall report regularly to the Board.